Exhibit 99.1
News Release
PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:	Immediately
Date:	October 31, 2011
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649
PS Business Parks, Inc. Reports Results for the Third Quarter Ended September 30, 2011
GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the third quarter ended September 30, 2011.
Funds from operations (“FFO”) allocable to common and dilutive shares were $38.8 million, or $1.21 per common and dilutive share for the three months ended September 30, 2011, a 15.2% per share increase from the three months ended September 30, 2010 of $33.7 million, or $1.05 per common and dilutive share. FFO allocable to common and dilutive shares were $117.0 million, or $3.64 per common and dilutive share for the nine months ended September 30, 2011, a 26.0% per share increase from the nine months ended September 30, 2010 of $92.7 million, or $2.89 per common and dilutive share. The increase in FFO per common and dilutive share for the three and nine months ended September 30, 2011 over the same periods in 2010 was primarily as a result of an increase in net operating income from Non-Same Park facilities, lease buyout income of $2.9 million received during the third quarter of 2011 and lower distributions resulting from redemptions and repurchases of preferred equity.
The following table summarizes the impact of the gain on repurchase of preferred equity below par, non-cash distributions related to the redemptions of preferred equity, lease buyout income and acquisition transaction costs on the Company’s FFO per common and dilutive share for the three and nine months ended September 30, 2011 and 2010:

	For The Three Months			For The Nine Months
	Ended September 30,			Ended September 30,
	2011	2010	Change	2011	2010	Change

FFO per common and dilutive share, before non-cash and other adjustments	$1.12	$1.06	5.7%	$3.33	$3.04	9.5%
Lease buyout income	0.09	—	100.0%	0.09	—	100.0%
Gain on the repurchase of preferred equity	—	—	—	0.23	—	100.0%
Non-cash distributions related to the redemption of preferred equity	—	—	—	—	(0.08)	(100.0%)
Acquisition transaction costs	—	(0.01)	(100.0%)	(0.01)	(0.07)	(85.7%)

FFO per common and dilutive share, as reported	$1.21	$1.05	15.2%	$3.64	$2.89	26.0%

Rental income increased $6.8 million, or 9.7%, from $69.8 million for the three months ended September 30, 2010 to $76.6 million for the three months ended September 30, 2011 as a result of a $5.2 million increase in rental income from Non-Same Park facilities and a $1.6 million increase from the Same Park portfolio. The increase in rental income from the Same Park portfolio was due to lease buyout income of $2.9 million associated with a 53,000 square foot lease in Maryland which terminated as of August 31, 2011. Excluding the lease buyout income, rental income from the Same Park portfolio decreased $1.3 million due to decreases in rental and occupancy rates. Net income allocable to common shareholders increased $5.8 million, or 60.7%, from $9.6 million, or $0.39 per diluted share, for the three months ended September 30, 2010 to $15.4 million, or $0.63 per diluted share, for the three months ended September 30, 2011. The increase in net income allocable to common shareholders was primarily due to a net increase in net operating income, lower distributions resulting from redemptions and repurchases of preferred equity and a gain on the sale of a real estate facility.

Rental income increased $17.3 million, or 8.4%, from $205.9 million for the nine months ended September 30, 2010 to $223.1 million for the nine months ended September 30, 2011 as a result of a $20.5 million increase in rental income from Non-Same Park facilities partially offset by a $3.3 million decrease in rental income from the Same Park portfolio. The decrease in rental income from the Same Park portfolio was due to decreases in rental and occupancy rates partially offset by the lease buyout income. Excluding the lease buyout income, rental income from the Same Park portfolio decreased $6.1 million. Net income allocable to common shareholders increased $12.8 million, or 41.9%, from $30.6 million, or $1.24 per diluted share, for the nine months ended September 30, 2010 to $43.4 million, or $1.75 per diluted share, for the nine months ended September 30, 2011. The increase in net income allocable to common shareholders was primarily as a result of a net increase in net operating income and the reduction in distributions resulting from redemptions and repurchases of preferred equity, partially offset by the change in gain on the sale of a real estate facility combined with an increase in depreciation expense primarily related to 2010 property acquisitions.
Property Operations
In order to evaluate the performance of the Company’s overall portfolio over comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). Operating properties that the Company acquired subsequent to January 1, 2010 are referred to as “Non-Same Park.” For the three and nine months ended September 30, 2011 and 2010, the Same Park facilities constitute 19.2 million rentable square feet, which includes all assets in continuing operations that the Company owned from January 1, 2010 through September 30, 2011, representing 88.3% of the total square footage of the Company’s portfolio as of September 30, 2011.
The Company’s property operations account for substantially all of the net operating income earned by the Company. The following table presents the operating results of the Company’s properties for the three and nine months ended September 30, 2011 and 2010 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	For The Three Months			For The Nine Months
	Ended September 30,			Ended September 30,
	2011	2010	Change	2011	2010	Change
Rental income:
Same Park (19.2 million rentable square feet) (1)	$66,024	$64,425	2.5%	$193,497	$196,757	(1.7%)
Non-Same Park (2.6 million rentable square feet) (2)	10,538	5,348	97.0%	29,630	9,096	225.7%

Total rental income	76,562	69,773	9.7%	223,127	205,853	8.4%

Cost of operations:
Same Park	21,031	20,821	1.0%	63,517	63,764	(0.4%)
Non-Same Park	3,853	1,922	100.5%	11,288	3,196	253.2%

Total cost of operations	24,884	22,743	9.4%	74,805	66,960	11.7%

Net operating income (3):
Same Park (4)	44,993	43,604	3.2%	129,980	132,993	(2.3%)
Non-Same Park	6,685	3,426	95.1%	18,342	5,900	210.9%

Total net operating income	51,678	47,030	9.9%	148,322	138,893	6.8%

Other income and expenses:
Facility management fees	170	165	3.0%	517	501	3.2%
Interest and other income	37	60	(38.3%)	174	260	(33.1%)
Interest expense	(1,261)	(875)	44.1%	(3,621)	(2,586)	40.0%
Depreciation and amortization	(21,423)	(21,093)	1.6%	(63,200)	(57,731)	9.5%
General and administrative	(1,313)	(1,426)	(7.9%)	(4,412)	(4,671)	(5.5%)
Acquisition transaction costs	(52)	(405)	(87.2%)	(270)	(2,309)	(88.3%)

Income from continuing operations	$27,836	$23,456	18.7%	$77,510	$72,357	7.1%

Same Park gross margin (5)	68.1%	67.7%	0.6%	67.2%	67.6%	(0.6%)
Same Park weighted average occupancy	90.8%	91.4%	(0.7%)	90.9%	91.6%	(0.8%)
Same Park annualized realized rent per square foot (6)	$15.11	$14.65	3.1%	$14.75	$14.88	(0.9%)

(1)
See above for a definition of Same Park. Excluding $2.9 million of lease buyout income noted above, rental income from the Same Park portfolio decreased 2.0% and 3.1% for the three and nine months ended September 30, 2011, respectively, over the same periods in 2010.

(2)	See above for a definition of Non-Same Park.

(3)
Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(4)
Excluding $2.9 million of lease buyout income noted above, NOI from the Same Park portfolio decreased 3.4% and 4.4% for the three and nine months ended September 30, 2011, respectively, over the same periods in 2010.

(5)	Same Park gross margin is computed by dividing Same Park NOI by Same Park rental income.

(6)
Same Park annualized realized rent per square foot represents the annualized Same Park rental income earned per occupied square foot. Excluding $2.9 million of lease buyout income noted above, Same Park annualized realized rent per square foot would have been $14.45 and $14.53 for the three and nine months ended September 30, 2011, respectively.

Property Acquisitions
On October 13, 2011, the Company acquired an 80,000 square foot multi-tenant office building in Las Colinas, Texas, for $2.8 million. The building, located within the Company’s existing 715,000 square foot park in Las Colinas, Texas, which was 98.5% leased at September 30, 2011, is currently vacant.
On August 19, 2011, the Company acquired a 46,000 square foot multi-tenant flex building located within its Miami International Commerce Center in Miami, Florida, for $3.5 million.
The Company incurred and expensed acquisition transaction costs of $52,000 and $270,000 for the three and nine months ended September 30, 2011, respectively.
Common Stock Repurchases
During the quarter ended September 30, 2011, the Company repurchased 591,500 shares of its common stock at an aggregate cost of $30.3 million or an average cost per share of $51.14. Under existing board authorizations, the Company can repurchase an additional 1.6 million shares.
Sale of Real Estate Facility
In August, 2011, the Company completed the sale of Westchase Corporate Park, a 177,000 square foot flex park consisting of 13 buildings in Houston, Texas, for a gross sales price of $9.8 million, resulting in a net gain of $2.7 million.
Financial Condition
The following are key financial ratios with respect to the Company’s leverage at and for the three months ended September 30, 2011:

Ratio of FFO to fixed charges (1)	40.1	x
Ratio of FFO to fixed charges and preferred distributions (1)	4.3	x
Debt and preferred equity to total market capitalization (based on common stock price of $49.54 at September 30, 2011)	33.9%
Available balance under the $250.0 million unsecured credit facility at September 30, 2011	$104.0 million

(1)	Fixed charges include interest expense of $1.3 million.

Distributions Declared
The Board of Directors declared a quarterly dividend of $0.44 per common share on October 31, 2011. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable December 29, 2011 to shareholders of record on December 14, 2011.

Series	Dividend Rate	Dividend Declared
Series H	7.000%	$0.437500
Series I	6.875%	$0.429688
Series M	7.200%	$0.450000
Series O	7.375%	$0.460938
Series P	6.700%	$0.418750
Series R	6.875%	$0.429688
Company Information
PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of September 30, 2011, PSB wholly owned 21.8 million rentable square feet with approximately 4,100 customers located in eight states, concentrated in California (5.8 million sq. ft.), Virginia (4.2 million sq. ft.), Florida (3.7 million sq. ft.), Texas (3.2 million sq. ft.), Maryland (2.4 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft.).
Forward-Looking Statements
When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.
Additional information about PS Business Parks, Inc., including more financial analysis of the third quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.
A conference call is scheduled for Tuesday, November 1, 2011, at 10:00 a.m. (PDT) to discuss the third quarter results. The toll free number is (888) 299-3246; the conference ID is 19343828. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through November 8, 2011 at (855) 859-2056. A replay of the conference call will also be available on the Company’s website.
Additional financial data attached.

PS BUSINESS PARKS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2011	2010
	(Unaudited)

ASSETS

Cash and cash equivalents	$3,761	$5,066

Real estate facilities, at cost:
Land	570,521	562,678
Buildings and equipment	1,818,525	1,773,682

	2,389,046	2,336,360
Accumulated depreciation	(828,146)	(772,407)

	1,560,900	1,563,953
Properties held for disposition, net	—	6,671
Land held for development	6,829	6,829

	1,567,729	1,577,453

Rent receivable	3,301	3,127
Deferred rent receivable	22,819	22,277
Other assets	14,087	13,134

Total assets	$1,611,697	$1,621,057

LIABILITIES AND EQUITY

Accrued and other liabilities	$55,630	$53,421
Credit facility	146,000	93,000
Mortgage notes payable	47,850	51,511

Total liabilities	249,480	197,932

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 23,942 shares issued and outstanding at September 30, 2011 and December 31, 2010	598,546	598,546
Common stock, $0.01 par value, 100,000,000 shares authorized, 24,128,184 and 24,671,177 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	240	246
Paid-in capital	533,749	557,882
Cumulative net income	859,455	784,616
Cumulative distributions	(811,541)	(747,762)

Total PS Business Parks, Inc.’s shareholders’ equity	1,180,449	1,193,528
Noncontrolling interests:
Preferred units	5,583	53,418
Common units	176,185	176,179

Total noncontrolling interests	181,768	229,597

Total equity	1,362,217	1,423,125

Total liabilities and equity	$1,611,697	$1,621,057

PS BUSINESS PARKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010

Revenues:
Rental income	$76,562	$69,773	$223,127	$205,853
Facility management fees	170	165	517	501

Total operating revenues	76,732	69,938	223,644	206,354

Expenses:
Cost of operations	24,884	22,743	74,805	66,960
Depreciation and amortization	21,423	21,093	63,200	57,731
General and administrative	1,365	1,831	4,683	6,980

Total operating expenses	47,672	45,667	142,688	131,671

Other income and expenses:
Interest and other income	37	60	174	260
Interest expense	(1,261)	(875)	(3,621)	(2,586)

Total other income and expenses	(1,224)	(815)	(3,447)	(2,326)

Income from continuing operations	27,836	23,456	77,509	72,357

Discontinued operations:
Income from discontinued operations	73	103	380	380
Gain on sale of real estate facility	2,717	—	2,717	5,153

Total discontinued operations	2,790	103	3,097	5,533

Net income	$30,626	$23,559	$80,606	$77,890

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests — common units	$4,597	$2,852	$12,858	$9,112
Noncontrolling interests — preferred units	99	984	(7,091)	4,118

Total net income allocable to noncontrolling interests	4,696	3,836	5,767	13,230

Net income allocable to PS Business Parks, Inc.:
Common shareholders	15,444	9,608	43,382	30,583
Preferred shareholders	10,450	10,080	31,349	33,958
Restricted stock unit holders	36	35	108	119

Total net income allocable to PS Business Parks, Inc.	25,930	19,723	74,839	64,660

	$30,626	$23,559	$80,606	$77,890

Net income per common share — basic:
Continuing operations	$0.54	$0.39	$1.66	$1.07
Discontinued operations	$0.09	$—	$0.10	$0.17
Net income	$0.63	$0.39	$1.76	$1.25

Net income per common share — diluted:
Continuing operations	$0.54	$0.39	$1.66	$1.07
Discontinued operations	$0.09	$—	$0.10	$0.17
Net income	$0.63	$0.39	$1.75	$1.24

Weighted average common shares outstanding:
Basic	24,543	24,610	24,647	24,517

Diluted	24,612	24,740	24,738	24,663

PS BUSINESS PARKS, INC.
Computation of Diluted Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)
(Unaudited, in thousands, except per share amounts)

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
Computation of Diluted Funds From Operations (“FFO”) (1):

Net income allocable to common shareholders	$15,444	$9,608	$43,382	$30,583
Adjustments:
Gain on sale of real estate facility	(2,717)	—	(2,717)	(5,153)
Depreciation and amortization	21,423	21,200	63,340	58,056
Net income allocable to noncontrolling interests — common units	4,597	2,852	12,858	9,112
Net income allocable to restricted stock unit holders	36	35	108	119

FFO allocable to common and dilutive shares	$38,783	$33,695	$116,971	$92,717

Weighted average common shares outstanding	24,543	24,610	24,647	24,517
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	59	91	66	99
Weighted average common share equivalents outstanding	69	130	91	146

Total common and dilutive shares	31,976	32,136	32,109	32,067

FFO per common and dilutive share	$1.21	$1.05	$3.64	$2.89

Computation of Funds Available for Distribution (“FAD”) (2):

FFO allocable to common and dilutive shares	$38,783	$33,695	$116,971	$92,717

Adjustments:
Recurring capital improvements	(3,029)	(2,599)	(5,343)	(5,749)
Tenant improvements	(7,245)	(4,167)	(18,393)	(10,374)
Lease commissions	(1,843)	(1,141)	(4,728)	(3,204)
Straight-line rent	(276)	(73)	(659)	(718)
Stock compensation expense	381	517	1,202	1,652
In-place lease adjustment	222	235	643	333
Tenant improvement reimbursements, net of lease incentives	(183)	(126)	(615)	(391)
Non-cash distributions related to the redemption of preferred equity	—	—	—	2,436
Gain on repurchase of preferred equity, net of issuance costs	—	—	(7,389)	—

FAD	$26,810	$26,341	$81,689	$76,702

Distributions to common and dilutive shares	$13,926	$14,081	$42,151	$42,159

Distribution payout ratio	51.9%	53.5%	51.6%	55.0%

(1)
Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, gains or losses on asset dispositions and nonrecurring items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)
Funds Available for Distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, impairment charges, amortization of lease incentives and tenant improvement reimbursements, in-place lease adjustment and the effect of redemption/repurchase of preferred equity. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.